Exhibit 99.1

Contact: Investors: Mark Ravenstahl 412.261.3200 mravenstahl@ansoft.com

NEWS RELEASE

FOR IMMEDIATE RELEASE

Ansoft Announces Stockholder Approval of Acquisition

and Satisfaction of Closing Conditions

PITTSBURGH, Pa., July 24, 2008 /Prime Newswire/ — Ansoft Corporation (NASDAQ: ANST), a global provider of Electronic Design Automation (EDA) software, announced that at the company’s special meeting of stockholders held on July 23, 2008 in Pittsburgh, Pennsylvania, the company’s stockholders voted to adopt and approve the merger agreement providing for the acquisition of Ansoft by ANSYS, Inc. (NASDAQ: ANSS). In addition, Ansoft announced that the conditions to ANSYS’ obligations contained in Section 7.2 of the merger agreement have been satisfied as of the date of this release. As a result, the parties announced that the closing of the transaction has been scheduled to occur on July 31, 2008, which will also be Ansoft’s last day of trading on the NASDAQ.

“We are pleased that our stockholders have approved the acquisition of Ansoft by ANSYS and believe their support reinforces our belief that this merger brings together two great companies with a shared vision and strong engineering focus”, said Dr. Zoltan J. Cendes, founder, Chairman of the Board and Chief Technology Officer of Ansoft. In conjunction with this transaction, Dr. Cendes will join ANSYS’ board of directors following the closing of the transaction.

As previously announced, under the terms of the merger agreement, Ansoft stockholders will receive $16.25 in cash and 0.431882 shares of ANSYS common stock for each outstanding Ansoft share.

About Ansoft Corporation

Ansoft Corporation is a leading developer of high performance EDA software. The software is based on more than twenty-five years of research and development from the world’s leading experts in electromagnetics, circuit, and system simulation. Companies throughout the world rely on Ansoft’s software to achieve first-pass system success when designing mobile communication and internet devices, broadband networking components and systems, integrated circuits (ICs), printed circuit boards (PCBs) and electromechanical systems. Headquartered in Pittsburgh, Pennsylvania, U.S.A., with locations throughout the world, Ansoft and its subsidiaries employ approximately 300 people. Visit http://www.ansoft.com for more information.

Additional Information about the Merger and Where to Find It

In connection with the merger, ANSYS filed with the SEC a registration statement on Form S-4 (Registration No. 333 150435), which includes a prospectus/proxy statement of ANSYS and Ansoft and other relevant materials in connection with the proposed transactions. The prospectus/proxy statement was mailed on or about June 23, 2008 to stockholders of Ansoft Corporation. This material is not a substitute for the prospectus/proxy statement regarding the proposed transactions. Investors and security holders of ANSYS and Ansoft are urged to read the prospectus/proxy statement and the other relevant material when they become available because they contain important information about ANSYS, Ansoft and the proposed transaction. The prospectus/proxy statement and other relevant materials, and any and all documents filed by ANSYS or Ansoft with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by ANSYS by directing a written request to ANSYS, Inc., Southpointe, 275 Technology Drive, Canonsburg, Pennsylvania 15317, Attention: Investor Relations. Investors and security holders may obtain free copies of the documents filed with the SEC by Ansoft by directing a written request to Ansoft Corporation, 225 West Station Square Drive, Suite 200, Pittsburgh, PA 15219, Attention:

Investor Relations. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROSPECTUS/PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS BEFORE MAKING ANY INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTIONS.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward Looking Information

Certain statements contained in the press release regarding matters that are not historical facts, including statements regarding the proposed timing of the closing of the acquisition, are “forward-looking” statements (as defined in the Private Securities Litigation Reform Act of 1995). Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements in this press release are subject to risks and uncertainties. These include the risk that the acquisition of Ansoft may be delayed or may not be consummated at all. The closing of the acquisition remains subject to various conditions, some of which are beyond our control, and if any of such conditions fail to be satisfied on the anticipated closing date, the closing may be delayed until such closing conditions have been satisfied. If such conditions are not or cannot be satisfied, the closing may not occur. The prospectus/proxy statement contains important information regarding these conditions that must be satisfied prior to the closing of the acquisition. Additional risks and uncertainties are detailed from time to time in reports filed by Ansoft Corporation with the Securities and Exchange Commission, including the Annual Reports on Form 10-K, the quarterly reports on Form 10-Q, current reports on Form 8-K and other documents Ansoft has filed. Ansoft undertakes no obligation to publicly update or revise any forward-looking statements, whether changes occur as a result of new information or future events after the date they were made.